Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101		Exhibit 99.1 Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	September 27, 2017

H.B. Fuller Reports Third Quarter 2017 Results

Third Quarter Diluted EPS $0.49,

Third Quarter Adjusted Diluted EPS $0.651, In line With Company Guidance;

Fiscal Year 2017 Adjusted Diluted EPS Guidance Narrowed to $2.57 to $2.62

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the third quarter that ended September 2, 2017.

Items of Note for the Third Quarter of 2017:

■	Net revenue grew 9.8 percent. Constant currency revenue[2] growth was 11 percent, with organic volume growth of 6 percent;
■	Net income was $25.1 million in the third quarter of 2017; Adjusted net income was $33.3 million, or $0.65[1] per diluted share;
■	Adjusted EBITDA[3] margin up sequentially to 12.8 percent;
■	Organic volume growth for Engineering Adhesives was 18 percent and adjusted EBITDA[3] margin grew to nearly 14 percent;
■	Asia Pacific, Americas and EIMEA delivered strong organic volume growth in the mid to high single digits;
■	Construction Products adjusted EBITDA[3] margins were up 70 basis points versus the prior year’s third quarter;
■	Hurricane Harvey occurred one week prior to the end of the quarter, negatively impacting revenue by over $3 million and approximately $0.02 per diluted share;
■	Announced agreement to acquire Royal adhesives, a top 10 global adhesives supplier that operates in highly specified end markets, for $1.575 billion.

Third Quarter 2017 Results:

Net income for the third quarter of 2017 was $25.1 million, or $0.49 per diluted share, versus net income of $32.7 million, or $0.64 per diluted share, in last year’s third quarter. Adjusted diluted earnings per share in the third quarter of 2017 were $0.651 versus the prior year’s adjusted result of $0.641. Strong volume growth and positive pricing actions to offset higher year-over-year raw material costs were the primary driver of the year-over-year increase.

Net revenue for the third quarter of 2017 was $562.9 million, up 9.8 percent versus the third quarter of 2016. Higher volume, pricing and acquisitions positively impacted net revenue growth, which was offset by negative foreign currency translation. Constant currency revenue2 grew by 11 percent year over year. Organic revenue, defined as constant currency revenue less the impact from acquisitions, was up more than 7 percent year-on-year.

Gross profit margin was 26.7 percent and adjusted gross profit margin4 was 27.1 percent. Margins remained lower year-over-year due to higher raw material costs relative to the timing of price increases. Selling, General and Administrative (SG&A) expense was $110.2 million. Adjusted SG&A expense5 was $100.4 million, up versus the prior year, primarily driven by the prior year’s lower incentive compensation offset somewhat by discretionary expense management and restructuring actions.

“We are pleased with the positive progression of pricing and strong volume growth across the businesses,” said Jim Owens, H.B. Fuller president and chief executive officer. “Our actions delivered earnings per share consistent with our expectations and higher EBITDA delivery versus the prior quarter and prior year despite the negative impact on sales from Hurricane Harvey late in the quarter. The Americas is solidly back to growth mode with organic volume delivery of over 6 percent. Engineering Adhesives continued to deliver sales growth above our long term target of 15 percent and drove margins higher to nearly 14 percent, a key tenet in our long term strategy. We also announced the transformative and complementary acquisition of Royal Adhesives which will accelerate our strategy by combining their strong presence in specified adhesive applications with our global reach and focus. We are delivering on our financial commitments and expect a successful completion of our 2017 plan while we prepare for the integration of the Royal Adhesive business.”

Balance Sheet and Cash Flow:

At the end of the third quarter of 2017, cash balances totaled $120 million with total debt of $799 million. This compares to second quarter 2017 cash and debt levels of $94 million and $786 million, respectively. Sequentially, net debt was down by approximately $13 million dollars. Cash flow from operations was positive $38 million in the third quarter and $71 million for the first nine months, reflecting continued strength in the cash flow performance of the business, offset by restructuring charges and higher inventory balances. Capital expenditures were $8 million in the third quarter of 2017.

Year-To-Date Results:

Net income for the first nine months of 2017 was $65.8 million, or $1.28 per diluted share, versus net income of $85.0 million, or $1.66 per diluted share, in the first nine months of 2016. Adjusted total diluted earnings per share in the first nine months of 2017 were $1.741, flat versus the prior year’s result of $1.741.

Net revenue for the first nine months of 2017 was $1,627.8 million, up 7.1 percent versus the first nine months of 2016. Higher volume, acquisitions and price positively impacted net revenue growth offset by negative foreign currency translation and negative mix. Constant currency revenue2 grew by 10 percent year-over-year. Organic revenue, defined as constant currency revenue less the impact from acquisitions, was up 6 percent.

Fiscal 2017 Guidance:

We are narrowing our adjusted EPS guidance from our previous range of $2.57 to $2.67 to our new guidance range of $2.57 to $2.62 for fiscal year 2017, reflecting the short term impact of Hurricane Harvey. Adjusted EBITDA for fiscal year 2017 is expected to be approximately $290 million versus our previous estimate of $290 to $300 million. Constant currency growth, on a comparable 52-week basis, is now expected to be around 10 percent for 2017 versus the 2016 fiscal year which reflects strong volume growth andt more pricing to offset raw material inflation, which will be offset by approximately 2 percentage points of negative foreign currency translation. Our core tax rate, is expected to be between 29 and 30 percent. We expect capital investments to be around $50 million - below our previously announced $60 million in 2017 as a result of timing and planned shifting of resources toward the Royal acquisition.

This guidance excludes between $30 and $35 million, pre-tax, of previously announced restructuring charges, as well as acquisition related costs and Project ONE development costs. The guidance also excludes approximately $5 million of expenses, pre-tax, incurred in the third quarter related to the pending acquisition of Royal as well as any future impact of Royal, which cannot be estimated at this time.

Conference Call:

The Company will host an investor conference call to discuss second quarter results on Thursday, September 28, 2017, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted selling, general and administrative expense, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA) and constant currency revenue does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward looking non-GAAP measures contained in our fiscal 2017 outlook, which are unknown or have not yet occurred.

About H.B. Fuller Company:

For 130 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2016 net revenue of $2.1 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: risks to consummation of the Royal transaction, including the risk that the transaction will not be consummated within the expected time period or at all, the risk that conditions to the closing of the transaction, including receipt of required regulatory approvals, may not be satisfied, and the risk that the transaction may be terminated in circumstances requiring us to pay the $78.75 million termination fee; the Royal transaction may involve unexpected costs, liabilities or delays; our business or stock price may suffer as a result of uncertainty surrounding the transaction; we may be unable to secure the financing necessary for the transaction on favorable terms, or at all; the substantial amount of debt we would incur to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions to be contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; following the Royal transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; the outcome of any legal proceedings related to the transaction; risks that the pending transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the pending transaction; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended December 3, 2016. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	September 2, 2017	Net Revenue	August 27, 2016	Net Revenue
Net revenue	$562,869	100.0%	$512,858	100.0%
Cost of sales	(412,469)	(73.3%)	(366,737)	(71.5%)
Gross profit	150,400	26.7%	146,121	28.5%

Selling, general and administrative expenses	(110,219)	(19.6%)	(97,692)	(19.0%)
Special charges, net	-	0.0%	2,807	0.5%
Other income (expense), net	150	0.0%	(956)	(0.2%)
Interest expense	(8,100)	(1.4%)	(6,809)	(1.3%)
Income before income taxes and income from equity method investments	32,231	5.7%	43,471	8.5%

Income taxes	(9,262)	(1.6%)	(12,513)	(2.4%)

Income from equity method investments	2,170	0.4%	1,840	0.3%
Net income including non-controlling interests	25,139	4.5%	32,798	6.4%

Net income attributable to non-controlling interests	(1)	(0.0%)	(53)	(0.0%)
Net income attributable to H.B. Fuller	$25,138	4.5%	$32,745	6.4%

Basic income per common share attributable to H.B. Fuller	$0.50		$0.65

Diluted income per common share attributable to H.B. Fuller	$0.49		$0.64

Weighted-average common shares outstanding:
Basic	50,384		50,261
Diluted	51,605		51,453

Dividends declared per common share	$0.15		$0.14

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	September 2, 2017	December 3, 2016	August 27, 2016
Cash & cash equivalents	$119,595	$142,245	$133,102
Trade accounts receivable, net	393,054	351,130	344,305
Inventories	317,968	247,399	261,363
Trade payables	193,345	162,964	160,836
Total assets	2,288,323	2,055,868	2,077,817
Total debt	798,973	703,271	708,994

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Nine Months Ended	Percent of	Nine Months Ended	Percent of
	September 2, 2017	Net Revenue	August 27, 2016	Net Revenue
Net revenue	$1,627,843	100.0%	$1,519,698	100.0%
Cost of sales	(1,192,409)	(73.3%)	(1,077,716)	(70.9%)
Gross profit	435,434	26.7%	441,982	29.1%

Selling, general and administrative expenses	(325,904)	(20.0%)	(301,143)	(19.8%)
Special charges	-	0.0%	2,024	0.1%
Other income (expense), net	661	0.0%	(7,603)	(0.5%)
Interest expense	(24,628)	(1.5%)	(19,714)	(1.3%)
Income before income taxes and income from equity method investments	85,563	5.2%	115,546	7.6%

Income taxes	(26,178)	(1.6%)	(35,563)	(2.3%)

Income from equity method investments	6,449	0.4%	5,172	0.3%
Net income including non-controlling interests	65,834	4.0%	85,155	5.6%

Net income attributable to non-controlling interests	(34)	(0.0%)	(161)	(0.0%)
Net income attributable to H.B. Fuller	$65,800	4.0%	$84,994	5.6%

Basic income per common share attributable to H.B. Fuller	$1.31		$1.70

Diluted income per common share attributable to H.B. Fuller	$1.28		$1.66

Weighted-average common shares outstanding:
Basic	50,374		50,122
Diluted	51,584		51,234

Dividends declared per common share	$0.44		$0.41

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

				Adjusted
	Three Months Ended	% of Net		Three Months Ended	% of Net
	September 2, 2017	Revenue	Adjustments	September 2, 2017	Revenue
Net revenue	$562,869	100.0%		$562,869	100.0%
Cost of sales	(412,469)	(73.3%)	(2,022)	(410,447)	(72.9%)
Gross profit	150,400	26.7%	(2,022)	152,422 [4]	27.1%

Selling, general and administrative expenses	(110,219)	(19.6%)	(9,795)	(100,424)[5]	(17.9%)

Other income (expense), net	150	0.0%	-	150	0.0%
Interest expense	(8,100)	(1.4%)	(72)	(8,028)	(1.4%)
Income before income taxes and income from equity method investments	32,231	5.7%	(11,889)	44,120	7.8%

Income taxes	(9,262)	(1.6%)	3,709	(12,971)	(2.3%)
- Effective tax rate	28.7%		31.2%	29.4%

Income from equity method investments	2,170	0.4%		2,170	0.4%
Net income including non-controlling interests	25,139	4.5%	(8,180)	33,319	5.9%

Net income attributable to non-controlling interests	(1)	(0.0%)		(1)	(0.0%)
Net income attributable to H.B. Fuller	$25,138	4.5%	$(8,180)	$33,318	5.9%

Basic income per common share attributable to H.B. Fuller	$0.50		$(0.16)	$0.66

Diluted income per common share attributable to H.B. Fuller[a]	$0.49		$(0.16)	$0.65 [1]

Weighted-average common shares outstanding:
Basic	50,384		50,384	50,384
Diluted	51,605		51,605	51,605

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

					Adjusted
		Three Months Ended	% of Net		Three Months Ended	% of Net
		August 27, 2016	Revenue	Adjustments	August 27, 2016	Revenue
Net revenue		$512,858	100.0%	$-	$512,858	100.0%
Cost of sales		(366,737)	(71.5%)	(1,027)	(365,710)	(71.3%)
Gross profit		146,121	28.5%	(1,027)	147,148 [4]	28.7%

Selling, general and administrative expenses		(97,692)	(19.0% )	(908)	(96,784)[5]	(18.8%)

Acquisition and transformation related costs	(55)
Facility exit costs	2,862
Special charges, net		2,807	0.5%	2,807	-	0.0%

Other income (expense), net		(956)	(0.2%)	(684)	(272)	(0.1%)
Interest expense		(6,809)	(1.3%)	(74)	(6,735)	(1.3%)
Income before income taxes and income from equity method investments		43,471	8.5%	114	43,357	8.5%

Income taxes		(12,513)	(2.4%)	(507)	(12,006)	(2.3%)
- Effective tax rate		28.8%		-	27.7%

Income from equity method investments		1,840	0.3%	-	1,840	0.3%
Net income including non-controlling interests		32,798	6.4%	(393)	33,191	6.5%

Net income attributable to non-controlling interests		(53)	(0.0%)	-	(53)	(0.0%)
Net income attributable to H.B. Fuller		$32,745	6.4%	$(393)	$33,138	6.5%

Basic income (loss) per common share attributable to H.B. Fuller		$0.65		$(0.01)	$0.66

Diluted income (loss) per common share attributable to H.B. Fuller[a]		$0.64		$(0.01)	$0.64 [1]

Weighted-average common shares outstanding:
Basic		50,261		50,261	50,261
Diluted		51,453		51,453	51,453

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

				Adjusted
	Nine Months Ended	% of Net		Nine Months Ended	% of Net
	September 2, 2017	Revenue	Adjustments	September 2, 2017	Revenue
Net revenue	$1,627,843	100.0%		$1,627,843	100.0%
Cost of sales	(1,192,409)	(73.3%)	(13,953)	(1,178,456)	(72.4%)
Gross profit	435,434	26.7%	(13,953)	449,387 [4]	27.6%

Selling, general and administrative expenses	(325,904)	(20.0%)	(18,841)	(307,063)[5]	(18.9%)

Other income (expense), net	661	0.0%	-	661	0.0%
Interest expense	(24,628)	(1.5%)	(213)	(24,415)	(1.5%)
Income before income taxes and income from equity method investments	85,563	5.2%	(33,007)	118,570	7.2%

Income taxes	(26,178)	(1.6%)	8,796	(34,974)	(2.1%)
- Effective tax rate	30.6%		26.6%	29.5%

Income from equity method investments	6,449	0.4%		6,449	0.4%
Net income including non-controlling interests	65,834	4.0%	(24,211)	90,045	5.5%

Net income attributable to non-controlling interests	(34)	(0.0%)		(34)	(0.0%)
Net income attributable to H.B. Fuller	$65,800	4.0%	$(24,211)	$90,011	5.5%

Basic income per common share attributable to H.B. Fuller	$1.31		$(0.48)	$1.79

Diluted income per common share attributable to H.B. Fuller[a]	$1.28		$(0.47)	$1.74 1

Weighted-average common shares outstanding:
Basic	50,374		50,374	50,374
Diluted	51,584		51,584	51,584

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

					Adjusted
		Nine Months Ended	% of Net		Nine Months Ended	% of Net
		August 27, 2016	Revenue	Adjustments	August 27, 2016	Revenue
Net revenue		$1,519,698	100.0%	$-	$1,519,698	100.0%
Cost of sales		(1,077,716)	(70.9%)	(3,899)	(1,073,817)	(70.7%)
Gross profit		441,982	29.1%	(3,899)	445,881 [4]	29.3%

Selling, general and administrative expenses		(301,143)	(19.8% )	(1,823)	(299,320)[5]	(19.7% )

Acquisition and transformation related costs	(242)
Workforce reduction costs	1
Facility exit costs	2,455
Other related costs	(190)
Special charges		2,024	0.1%	2,024	-	0.0%

Other income (expense), net		(7,603)	(0.5%)	(684)	(6,919)	(0.5%)
Interest expense		(19,714)	(1.3%)	(222)	(19,492)	(1.3%)
Income before income taxes and income from equity method investments		115,546	7.6%	(4,604)	120,150	7.9%

Income taxes		(35,563)	(2.3%)	496	(36,059)	(2.4% )
- Effective tax rate		30.8%		10.8%	30.0%

Income from equity method investments		5,172	0.3%	-	5,172	0.3%
Net income including non-controlling interests		85,155	5.6%	(4,108)	89,263	5.9%

Net loss attributable to non-controlling interests		(161)	(0.0%)	-	(161)	(0.0%)
Net income attributable to H.B. Fuller		$84,994	5.6%	$(4,108)	$89,102	5.9%

Basic income per common share attributable to H.B.Fuller		$1.70		$(0.08)	$1.78 [1]

Diluted income per common share attributable to H.B. Fuller		$1.66		$(0.08)	$1.74 [1]

Weighted-average common shares outstanding:
Basic		50,122		50,122	50,122
Diluted		51,234		51,234	51,234

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
ADJUSTED EARNING PER SHARE RECONCILIATION
In thousands (unaudited)

	Three Months ended September 2, 2017			Three Months ended August 27, 2016
	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS
GAAP Earnings	$34,400	$9,262	$0.49	$45,258	$12,513	$0.64

Acquisition project costs[b]	7,375	2,578	0.09	725	23	0.01
Tonsan call option agreement[c]	1,222	-	0.02	163	-	-
Organizational Realignment [d]	1,492	661	0.02	(2,389)	(772)	(0.03)
Other[e]	1,800	470	0.03	1,387	242	0.02
Adjusted Earnings	$46,289	$12,971	$0.65	$45,144	$12,006	$0.64

	Nine Months ended September 2, 2017			Nine Months ended August 27, 2016
	Income			Income
	before	Income	Diluted	before	Income	Diluted
	Income Tax	Taxes	EPS	Income Tax	Taxes	EPS
GAAP Earnings	$91,978	$26,178	$1.28	$120,557	$35,563	$1.66

Acquisition project costs[b]	10,574	3,681	0.13	2,132	499	0.03
Tonsan call option agreement[c]	(2,241)	-	(0.04)	(197)	-	-
Organizational Realignment [d]	18,946	4,114	0.29	567	(487)	0.02
Other[e]	5,728	1,001	0.09	2,102	484	0.03
Adjusted Earnings	$124,985	$34,974	$1.74	$125,161	$36,059	$1.74

b Costs related to integrating and accounting for acquisitions
c Non-cash costs related to accretion and revaluation of the Tonsan call option agreement

d Costs related to Organizational Realignment to Support 2020 Strategic Plan, Construction Products facility combination, EIMEA restructuring announced November 2015, business integration and Special Charges

e Costs related to Project ONE development costs and discrete tax items

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended	Three Months Ended
	September 2, 2017	August 27, 2016
Net Revenue:
Americas Adhesives	$230,881	$198,957
EIMEA	137,408	130,619
Asia Pacific	62,972	57,488
Construction Products	59,080	64,402
Engineering Adhesives	72,528	61,392
Total H.B. Fuller	$562,869	$512,858
Segment Operating Income:[6]
Americas Adhesives	$26,664	$31,900
EIMEA	9,900	8,430
Asia Pacific	2,822	2,510
Construction Products	955	2,093
Engineering Adhesives	4,591	3,496
Corporate Transaction Costs	(4,751)	-
Total H.B. Fuller	$40,181	$48,429
Depreciation Expense:
Americas Adhesives	$3,401	$3,583
EIMEA	3,955	3,689
Asia Pacific	1,492	1,569
Construction Products	1,966	1,327
Engineering Adhesives	1,591	1,495
Total H.B. Fuller	$12,405	$11,663
Amortization Expense:
Americas Adhesives	$1,799	$1,075
EIMEA	1,138	1,143
Asia Pacific	413	536
Construction Products	2,300	2,327
Engineering Adhesives	2,249	1,942
Total H.B. Fuller	$7,899	$7,023
EBITDA:[3]
Americas Adhesives	$31,864	$36,558
EIMEA	14,993	13,262
Asia Pacific	4,727	4,615
Construction Products	5,221	5,747
Engineering Adhesives	8,431	6,933
Corporate Transaction Costs	(4,751)	-
Total H.B. Fuller	$60,485	$67,115
Segment Operating Margin:[6]
Americas Adhesives	11.5%	16.0%
EIMEA	7.2%	6.5%
Asia Pacific	4.5%	4.4%
Construction Products	1.6%	3.3%
Engineering Adhesives	6.3%	5.7%
Corporate Transaction Costs	NMP	-
Total H.B. Fuller	7.1%	9.4%
EBITDA Margin:[3]
Americas Adhesives	13.8%	18.4%
EIMEA	10.9%	10.2%
Asia Pacific	7.5%	8.0%
Construction Products	8.8%	8.9%
Engineering Adhesives	11.6%	11.3%
Corporate Transaction Costs	NMP	-
Total H.B. Fuller	10.7%	13.1%

Adjusted EBITDA[3]
Americas Adhesives	$34,790	$36,470
EIMEA	16,629	13,616
Asia Pacific	5,110	5,195
Construction Products	5,669	5,716
Engineering Adhesives	10,030	7,732
Total H.B. Fuller	$72,228	$68,729
Adjusted EBITDA Margin[3]
Americas Adhesives	15.1%	18.3%
EIMEA	12.1%	10.4%
Asia Pacific	8.1%	9.0%
Construction Products	9.6%	8.9%
Engineering Adhesives	13.8%	12.6%
Total H.B. Fuller	12.8%	13.4%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Nine Months Ended	Nine Months Ended
	September 2, 2017	August 27, 2016
Net Revenue:
Americas Adhesives	$653,665	$588,422
EIMEA	396,674	394,807
Asia Pacific	190,083	171,467
Construction Products	179,880	192,111
Engineering Adhesives	207,541	172,891
Total H.B. Fuller	$1,627,843	$1,519,698

Segment Operating Income:[6]
Americas Adhesives	$74,152	$94,043
EIMEA	19,779	25,620
Asia Pacific	9,452	9,299
Construction Products	(1,581)	5,412
Engineering Adhesives	12,479	6,465
Corporate Transaction Costs	(4,751)	-
Total H.B. Fuller	$109,530	$140,839

Depreciation Expense:
Americas Adhesives	$10,434	$10,852
EIMEA	11,269	12,897
Asia Pacific	4,883	4,495
Construction Products	5,127	3,928
Engineering Adhesives	4,662	4,558
Total H.B. Fuller	$36,375	$36,730

Amortization Expense:
Americas Adhesives	$4,958	$3,111
EIMEA	3,272	3,424
Asia Pacific	1,293	1,127
Construction Products	6,912	6,975
Engineering Adhesives	6,693	5,872
Total H.B. Fuller	$23,128	$20,509

EBITDA:[3]
Americas Adhesives	$89,544	$108,006
EIMEA	34,320	41,941
Asia Pacific	15,628	14,921
Construction Products	10,458	16,315
Engineering Adhesives	23,834	16,895
Corporate Transaction Costs	(4,751)	-
Total H.B. Fuller	$169,033	$198,078

Segment Operating Margin:[6]
Americas Adhesives	11.3%	16.0%
EIMEA	5.0%	6.5%
Asia Pacific	5.0%	5.4%
Construction Products	(0.9%)	2.8%
Engineering Adhesives	6.0%	3.7%
Corporate Transaction Costs	NMP	-
Total H.B. Fuller	6.7%	9.3%

EBITDA Margin:[3]
Americas Adhesives	13.7%	18.4%
EIMEA	8.7%	10.6%
Asia Pacific	8.2%	8.7%
Construction Products	5.8%	8.5%
Engineering Adhesives	11.5%	9.8%
Corporate Transaction Costs	NMP	-
Total H.B. Fuller	10.4%	13.0%

Adjusted EBITDA[3]
Americas Adhesives	$98,431	$108,554
EIMEA	44,756	42,873
Asia Pacific	17,901	15,884
Construction Products	17,004	16,506
Engineering Adhesives	23,222	17,372
Total H.B. Fuller	$201,314	$201,189

Adjusted EBITDA Margin[3]
Americas Adhesives	15.1%	18.4%
EIMEA	11.3%	10.9%
Asia Pacific	9.4%	9.3%
Construction Products	9.5%	8.6%
Engineering Adhesives	11.2%	10.0%
Total H.B. Fuller	12.4%	13.2%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH
(unaudited)

Three Months Ended September 2, 2017

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Engineering Adhesives	Total HBF
Price	0.2%	5.6%	0.2%	0.2%	0.0%	1.6%
Volume	6.3%	4.4%	9.4%	(8.9%)	18.3%	5.7%
Mix	(0.4%)	(0.4%)	0.8%	0.6%	(1.1%)	(0.2%)
Acquisition	10.6%	0.0%	0.0%	0.0%	0.7%	4.2%
Constant Currency Growth[2]	16.7%	9.6%	10.4%	(8.1%)	17.9%	11.3%

F/X	(0.7%)	(4.4%)	(0.9%)	(0.2%)	0.2%	(1.5%)

	16.0%	5.2%	9.5%	(8.3%)	18.1%	9.8%

Nine Months Ended September 2, 2017

	Americas Adhesives	EIMEA	Asia Pacific	Construction Products	Engineering Adhesives	Total HBF
Price	(0.8%)	4.1%	(1.0%)	(0.1%)	(1.9%)	0.4%
Volume	4.8%	4.9%	11.5%	(6.3%)	20.8%	6.0%
Mix	(1.1%)	0.0%	(0.8%)	(0.2%)	(0.4%)	(0.6%)
Acquisition	8.7%	0.0%	3.9%	0.0%	4.5%	4.3%
Constant Currency Growth[2]	11.6%	9.0%	13.6%	(6.6%)	23.0%	10.1%

F/X	(0.5%)	(8.5%)	(2.7% %)	0.2%	(3.0%)	(3.0%)

	11.1%	0.5%	10.9%	(6.4%)	20.0%	7.1%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended	Three Months Ended
	September 2, 2017	August 27, 2016
Net income including non-controlling interests	$25,139	$32,798

Income from equity method investments	(2,170)	(1,840)
Income taxes	9,262	12,513
Interest expense	8,100	6,809
Other income (expense), net	(150)	956
Special charges	-	(2,807)
Segment operating income[6]	40,181	48,429

Depreciation expense	12,405	11,663
Amortization expense	7,899	7,023
EBITDA[3]	$60,485	$67,115

EBITDA margin[3]	10.7%	13.1%

Restructuring, Acquisition and other costs	11,743	1,614
Adjusted EBITDA[3]	$72,228	$68,729

Adjusted EBITDA margin[3]	12.8%	13.4%

	Nine Months Ended	Nine Months Ended
	September 2, 2017	August 27, 2016
Net income including non-controlling interests	$65,834	$85,155
Income from equity method investments	(6,449)	(5,172)
Income taxes	26,178	35,563
Interest expense	24,628	19,714
Other income (expense), net	(661)	7,603
Special charges	-	(2,024)
Segment operating income[6]	109,530	140,839

Depreciation expense	36,375	36,730
Amortization expense	23,128	20,509
EBITDA[3]	$169,033	$198,078

EBITDA margin[3]	10.4%	13.0%

Restructuring, Acquisition and other costs	32,281	3,111
Adjusted EBITDA[3]	$201,314	$201,189

Adjusted EBITDA margin[3]	12.4%	13.2%

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following costs included on the adjusted earnings per share reconciliation table above: special charges related to the “business integration”; organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; Project ONE development costs; the closing of a facility in the Philippines; and integrating and accounting for past and present acquisitions. We have not included a reconciliation of adjusted EPS to EPS as part of our guidance because all potential adjustments are not known at this time.

[2]

Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume, mix and acquisitions and excludes revenue changes driven by foreign currency translation. The schedule above reconciles each component of net revenue growth.

[3]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. Adjusted EBITDA excludes items listed on the adjusted earnings per share reconciliation table above. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. We have not included a reconciliation of adjusted EBITDA to EBITDA or net income as part of our guidance because all of the potential adjustments are not known at this time.

[4]

Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; the closing of a facility in the Philippines; and integrating and accounting for past and present acquisitions. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.

[5]

Adjusted SG&A expense is a non-GAAP financial measure which excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; restructuring in EIMEA related to operational efficiency improvement projects; combining Construction Products facilities in Illinois; Project ONE development costs; and integrating and accounting for past and present acquisitions.

[6]	Segment operating income is defined as gross profit less SG&A expense. Segment operating margin is defined as segment operating income divided by net revenue.